Exhibit 99.1

News

Contacts:
Media:
Robert Grupp
610-738-6402
rgrupp@cephalon.com

Investors:
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon, Inc. Provides Update on Regulatory Status of SPARLON™

Frazer, PA, April 24, 2006 — Cephalon, Inc. (Nasdaq: CEPH) announced today that the United States Food and Drug Administration (FDA) has extended the action date for its review of the Supplemental New Drug Application for SPARLON™ (modafinil) Tablets [C-IV] for the treatment of attention-deficit/hyperactivity disorder (ADHD) in children and adolescents to August 22, 2006.

On April 18, 2006, the company announced that it had submitted new information to the FDA related to a suspected case of Stevens-Johnson syndrome (“SJS”), a rare but serious skin rash condition, in one child participating in a Phase 3 clinical trial. This information reflects discussions with the treating physicians, consultation with leading dermatology experts and informal discussions with the FDA. The company formally submitted this new information to the FDA in support of its position that this case is not, in fact, SJS.

“We are very pleased that the FDA has decided to review this new information very carefully, and hope that it will provide a basis for the approval of SPARLON,” said Dr. Paul Blake, Executive Vice President, Worldwide Medical and Regulatory Operations. “We anticipate further discussions with the FDA in the coming weeks.”

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,500 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

The company currently markets four proprietary products in the United States: PROVIGIL® (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and TRISENOX® (arsenic trioxide) injection, and more than 20 products internationally. Full prescribing information for all U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements related to anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for and timing of regulatory approvals, including for SPARLON; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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